                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Eagle-Picher Industries, Inc.:

We consent to the use of our report included herein.

Our report dated February 5, 1997, was unqualified, except for consistency in the application of accounting principles as a result of the Company's change in its method of computing LIFO for certain inventories.


                                                  /s/ KPMG LLP


Cincinnati, Ohio
June 25, 1999